Wachovia Securities
201 South College Street
CP9
Charlotte, NC 28244-1075

WACHOVIA SECURITIES Logo	WACHOVIA SECURITIES

Management Assessment

Management of the Real Estate Servicing Division of Wachovia Bank, National Association (“the Company”) is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of asset-backed security transactions involving commercial real estate loans issued on or after January 1, 2006 (“the Platform”), except for servicing criteria 1122(d)(1)(iii), 1122(d)(3)(i)(C), 1122(d)(3)(ii), 1122(d)(3)(iii), 1122(d)(3)(iv), 1122(d)(4)(ix), 1122(d)(4)(x)(A), 1122(d)(4)(x)(C), 1122(d)(4)(xi), 1122(d)(4)(xii), and 1122(d)(4)(xv), which the Company has determined are not applicable to the activities it performs with respect to the Platform, as of and for the year ended December 31, 2008.  Servicing criterion 1122(d)(4)(i) is applicable to the activities the Company performs with respect to the Platform only as it relates to the review and approval of any release, non-scheduled reduction or draw of letters of credit which serve as collateral for certain individual pool assets.  Servicing criterion 1122(d)(4)(ii) is applicable to the activities the Company performs with respect to the Platform only as it relates to the safeguarding of letters of credit which serve as collateral for certain individual pool assets.  Servicing criteria 1122(d)(4)(vi), 1122(d)(4)(vii), 1122(d)(4)(viii) and 1122(d)(4)(xiv) are applicable to the activities the Company performs with respect to the Platform only as it relates to the servicing of the applicable individual pool assets until the assets are transferred to the Special Servicer, unless the Company is designated as the Special Servicer. Servicing criterion 1122(d)(4)(xiii) is applicable to the activities the Company performs with respect to the Platform as it relates to disbursements made on behalf of an obligor other than for tax payments. Appendix A identifies the individual asset-backed security transactions defined by management as constituting the Platform.

The Company’s management has assessed the Company’s compliance with the applicable servicing criteria as of and for the year ended December 31, 2008.  In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB. (Appendix B)

Based on such assessment, management believes that as of and for the year ended December 31, 2008, the Company has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform.

KPMG LLP, a registered public accounting firm, has issued an attestation report with respect to management's assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2008.

March 9, 2009

/s/ Leslie K. Fairbanks
Leslie K. Fairbanks
Managing Director, Wachovia Bank Real Estate Asset Management

/s/ Marilyn Addison
Marilyn Addison
Director, Wachovia Bank Real Estate Asset Management

/s/ David Shay
David Shay
Director, Wachovia Bank Real Estate Asset Management

APPENDIX A
MCCMT07C5	NORTHSTAR CDO IV LTD	WACHOVIA 2006-C28
LBUBS08C1	WACHOVIA 2007-ESH	CITIGROUP 2006-FL2
SASCO08C2	MEZZ CAP 2007-C5	CITIGROUP 2006-C5
MLMT08C1	CD2006-CD2	JPMORGAN 2006-FL2
NEWCASTLE CDO IX	BACM 2006-1	CSFB 2006-TFL2 (TITAN)
GREENWICH CCFC 2007-GG9	JP MORGAN 2006 FL1	LB-UBS 2006-C7
JP 2007-LDP10	GE 2006 C1	NORTHSTAR CDO VIII
MLCFC 2007-6	GS MORTGAGE SECURITIES 2006 GG6	FOUR TIMES SQUARE 2006-4TS
WACHOVIA 2007-C30	MLCFC 2006-1	WACHOVIA 2006-C29
CD2007-CD4	WACHOVIA 2006-C24	COBALT 2006C1
COBALT 2007-C2	LB-UBS 2006 C3	JPMC2006-LDP9
GECMC 2007-C1	LEHMAN 2006 CCL-C2	CONCORD REAL ESTATE CDO 2006-1
CSMC 2007-C2	CSMS 2006-HC1	MEZZ CAP 2006-C4
LB-UBS 2007-C2	MARATHON REAL ESTATE CDO 2006-1	GREENWICH CCFC 2006 FL4
WACHOVIA 2007-C31	CSFB06C2
MLCFC 2007-7	WACHOVIA 2006-C25
MSCI 2007-IQ14	NORTHSTAR CDO VI
WACHOVIA 2007- WHALE 8	BACM 2006-2
WACHOVIA 2007-C32	MLCFC 2006-2
CSMC 2007-C3	JPMC 2006-LDP7
RRE CDO 2007-C1	LB-UBS 2006-C4
JPMCC-LDP11	WACHOVIA 2006-C26
GREENWICH GOLDMAN GG10	WACHOVIA CRE CDO 2006-1
TIAA 2007-C4	RESOURCE REAL ESTATE FUNDING CDO-2006-1
BACM 2007-3	GS MORTGAGE SEC CORP II-2006 GSFLVIII
CGCMT- 2007-C6	MLMT 2006-C2
JPMCC 2007-FL1	111MA2PENN
COBALT 2007-C3	LEHMAN 2006 LLF-C5
WACHOVIA 2007-C33	WACHOVIA 2006-C27
LB-UBS 2007-C6	WACHOVIA 2006-WHALE 7
CSMC 2007-C4	LB-UBS 2006-C6
GREENWICH 2007-GG11	BACM 2006-5
WACHOVIA 2007-C34	COMM 2006-FL12
CD2007-CD5	GS MORTGAGE SECURITIES 2006 GG8
LB-UBS 2007-C7	CD 2006-CD3
CRF 2007-MF1	LB-UBS 2006-C1
MSCI 2007-HQ13	WACHOVIA 2006-C23

APPENDIX  B
SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA (1)		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	Performed by vendor(s) for which the Company is NOT the Responsible Party	NOT performed by the Company or by subservicer(s) or vendor(s) retained by the Company
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.				X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are
X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA (1)		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	Performed by vendor(s) for which the Company is NOT the Responsible Party	NOT performed by the Company or by subservicer(s) or vendor(s) retained by the Company resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
Investor Remittances and Reporting
1122(d)(3)(i) (A)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements;
X (2)
1122(d)(3)(i)(B)	(B) provide information calculated in accordance with the terms specified in the transaction agreements;	X(2)
1122(d)(3)(i)(C)	(C) are filed with the Commission as required by its rules and regulations;				X
1122(d)(3)(i)(D)	(D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.	X(2)
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.				X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreement				X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.				X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreement or related mortgage loan documents.	X (3)		X(3)
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreement.	X(4)
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related [pool asset] documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	Performed by vendor(s) for which the Company is NOT the Responsible Party	NOT performed by the Company or by subservicer(s) or vendor(s) retained by the Company
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X(5)
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X(5)
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X (5)
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.			X
1122(d)(4)(x)(A)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements
X
1122(d)(4)(x)(B)	(B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;	X
1122(d)(4)(x)(C)	C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.			X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.
		X (6)		X (6)
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X(5)

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA (1)		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	Performed by vendor(s) for which the Company is NOT the Responsible Party	NOT performed by the Company or by subservicer(s) or vendor(s) retained by the Company
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.				X

Footnote 1 – For certain pool assets, the performance of all applicable criteria has been outsourced to third party servicers.  All servicers servicing greater than 5% of pool assets for any transaction included in the platform (Appendix A) has provided a separate Regulation AB 1122(d) Management Assessment.

Footnote 2 – The Company’s responsibility relating to criteria 1122(d)(3)(i)(A), 1122(d)(3)(i)(B), and 1122(d)(3)(i)(D) is limited to reports sent to the Trustee, rather than the investor, as set forth in the transaction agreements.

Footnote 3 – The Company’s responsibility relating to criteria 1122(d)(4)(i) is limited to the review and approval of any release, non-scheduled reduction or draw of letters of credit which serve as collateral for certain individual pool assets.  The Company has outsourced all other activities related to the maintenance of such letters of credit as well as the process of perfecting security interests of individual pool assets to a vendor who has a separate Regulation AB 1122(d) Management Assessment.

Footnote 4 – The Company’s responsibility relating to criteria 1122(d)(4)(ii) is limited to the safeguarding of letters of credit which serve as collateral for individual pool assets.

Footnote 5 – For those transactions in which the Company is not designated as the Special Servicer, the Company is only responsible for criteria 1122(d)(4)(vi), 1122(d)(4)(vii), 1122(d)(4)(viii) and 1122(d)(4)(xiv) until the time in which the applicable pool assets are transferred to the Special Servicer as specified by the transaction agreements.   The Company has been named as Special Servicer for the following transactions included in the Platform:  NORTHSTAR CDO IV LTD, JP MORGAN 2006 FL1, CSMS 2006-HC1, WBCMT 2007-ESH and WACHOVIA 2007 –WHALE 8.

Footnote 6 - The Company performs all activities related to criteria 1122(d)(4)(xiii), except disbursements made on behalf of an obligor for tax payments.  The Company has outsourced activities related to disbursements on behalf of an obligor for tax payments to a vendor who has provided a separate Regulation AB 1122(d) Management Assessment.